UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

Lomond Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56377	87-2959575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green Ste 8490 Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

(212) 739-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2026, Lomond Therapeutics Holdings, Inc. (the “Company”) entered into a Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”) and related Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”) as an investor in Idwal Therapeutics, LLC (“Idwal”). Idwal was formed by contribution of certain MALT-1 program assets by Tegid Therapeutics, Inc. (“Tegid”) and a corresponding investment by a group of private investors, including the Company.

Pursuant to the Purchase Agreement, the Company agreed to initially purchase 3,103,448 Series A Preferred Units of Idwal at a price of $2.90 per unit for an aggregate purchase price of approximately $9.0 million. In addition, the Company has an option to invest an additional approximately $2.0 million on the same terms. A total of 16,206,893 Series A Preferred Units were sold for gross proceeds (cash and contributed assets) of approximately $46,999,989.20. The closing occurred on January 8, 2026.

In connection with the closing, the investors, including the Company, executed the A&R LLC Agreement which, among other things, authorizes 18,064,512 Common Units and 16,896,548 Series A Preferred Units and provides for the rights, preferences, privileges, and restrictions of the Series A Preferred Units and related governance matters.

The initial managers of Idwal are Iain Dukes, Nikolay Savchuk, Carl Gordon and Eddie Wang Rodriguez which are each of the members of the board of directors of the Company. In addition, Dr. Dukes serves as the sole officer of Idwal and is the Chief Executive Officer and Chairman of the Company.

The foregoing summary of the Purchase Agreement and A&R LLC Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Report”), which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Limited Liability Company Agreement of Idwal Therapeutics, LLC, January 8, 2026, by and between Idwal Therapeutics and the members thereof.

10.2*	Form of Series A Preferred Unit Purchase Agreement, dated January 8, 2026, by and between Idwal Therapeutics, LLC and the Purchasers thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOMOND THERAPEUTICS HOLDINGS, INC.

Date: January 13, 2026	By:	/s/ Iain Dukes
Iain Dukes
Chief Executive Officer and Chairman

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